Exhibit 10.9(a)



                                 PROMISSORY NOTE


$10,000,000.00                                                      May 24, 1995


     For Value Received, COMPUTER HORIZONS CORP., a corporation formed under the laws of the State of New York (the "Borrower"), hereby promises to pay to the order of THE BANK OF NEW YORK NATIONAL ASSOCIATION (the "Bank"), at its 385 Rifle Camp Road, West Paterson, New Jersey Office, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) or the aggregate unpaid principal amount of all advances made by the Bank to the Borrower (which aggregate unpaid principal amount shall be equal to the amount duly endorsed and set forth opposite the date last appearing on the schedule attached hereto), whichever is less.

     Each advance hereunder (an "Advance") shall bear interest at a rate per annum equal to (1) the Alternate Base Rate (as hereinafter defined), or (2) such rate (a "Eurodollar Rate") as is equal to, during each Eurodollar Interest Period (as hereinafter defined), the sum of one percent (1%) plus the quotient of LIBOR (as hereinafter defined) for such Eurodollar Interest Period divided by one (1) minus the Eurodollar Reserve (as hereinafter defined), which Eurodollar Rate shall change on the effective date of any change in the Eurodollar Reserve,
(3) such rate (a "Note Rate") as shall be agreed to between the Bank and the Borrower at the time of such Advance, which Note Rate shall remain fixed until the maturity date of such Advance as shall be agreed to between the Bank and the Borrower at the time of such Advance, or (4) such rate (a "Daily Rate") as shall be agreed to between the Bank and the Borrower each day such Advance is outstanding, but, in each case, in no event in excess of the maximum rate permitted by law. Any Advance hereunder which shall not be paid when due shall bear interest at a rate per annum equal to the Alternate Base Rate plus two percent (2%), but in no event in excess of the maximum rate permitted by law. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     As used in this note:

          (a) "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate, and (ii) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2%);

          (b) "Alternate Base Rate Advance" shall mean any Advance which bears interest at the Alternate Base Rate;

          (c) "Business Day" shall mean (i) any day other than a day on which commercial banks in New York, New York are required or permitted by law to close and (ii) with respect to Eurodollar Rate Advances, any day specified in clause
(i) of this definition which is also a day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits, in London, England and New York, New York;

     (d) "Daily Rate Advance" shall mean any Advance which bears interest at a Daily Rate.

     (e) "Dollar" and "$" shall mean lawful money of the United States of America;

     (f) "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Advance, a period selected by the Borrower on not less than two Business Days' prior notice to the Bank commencing on the date such Eurodollar Rate Advance is made and ending one (1) month, two (2) months or three (3) months thereafter; provided, however, that (i) any Eurodollar Interest Period
                   --------  -------
which would otherwise end on a day which is not a Business Day shall be extended to the immediately succeeding Business Day unless such Business Day falls in another calendar month (in which case such Eurodollar Interest Period shall end on the immediately preceding Business Day), (ii) no Eurodollar Interest Period shall end after the date until which the line of credit under which Advances may be made is held available to the Borrower, (iii) if any Eurodollar Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Interest Period is to end, such Eurodollar Interest Period shall end on the last Business Day of such calendar month, and (iv) no Eurodollar Interest Period shall be less than one (1) month;

     (g) "Eurodollar Rate Advance" shall mean any Advance which bears interest at a Eurodollar Rate;

     (h) "Eurodollar Reserve" shall mean the aggregate of the rates (expressed as a decimal) of reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for eurocurrency funding (including, without limitation, any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System);

     (i) "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with the members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if

























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






such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank;

     (j) "LIBOR" shall mean, with respect to any Eurodollar Rate Advance for the then current Eurodollar Interest Period relating thereto, the rate per annum quoted by the Bank two (2) Business Days prior to the first day of such Eurodollar Interest Period for the offering by the Bank to prime commercial banks in the London interbank Eurodollar market of Dollar deposits in immediately available funds for a period equal to such Eurodollar Interest Period and in an amount equal to the amount of such Eurodollar Rate Advance; and

     (k) "Maturity Date" shall mean, (x) with respect to any Eurodollar Rate Advance, the last Business Day of the Eurodollar Interest Period applicable to such Eurodollar Rate Advance, and (y) with respect to any Note Rate Advance, the date agreed to between the Bank and the Borrower at the time of such Note Rate Advance.

     (l) "Note Rate Advance" shall mean any Advance which bears interest at a Note Rate.

     Each Alternate Base Rate Advance shall be payable ON DEMAND and may be prepaid in whole at any time or in part from time to time. Each Eurodollar Rate Advance shall be payable on the Maturity Date of such Eurodollar Rate Advance and, except as otherwise provided herein, the Borrower shall not have the right to prepay such Eurodollar Rate Advance. Each Note Rate Advance shall be payable on the Maturity Date of such Advance, and the Borrower shall not have the right to prepay such Note Rate Advance. Each Daily Rate Advance shall be payable ON DEMAND and may be prepaid in whole at any time or in part from time to time and shall be prepaid in the event that the Bank and the Borrower shall not be able to agree on any day on the Daily Rate applicable thereto.

     Interest on each Alternate Base Rate Advance shall be payable monthly on the last day of each month, and at maturity. Interest on each Eurodollar Rate Advance and each Note Rate Advance shall be payable on the Maturity Date thereof. Interest on each Daily Rate Advance shall be payable daily. Upon any prepayment of Alternate Base Rate Advances or Daily Rate Advances, the Borrower shall pay interest on the amount so prepaid to the date of such prepayment.

     In any payment hereof becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day; provided, however, that in the case of a payment in respect of the
     --------  -------
principal amount of a Eurodollar Rate Advance, if such next succeeding Business Day falls in another calendar month, such payment shall be due on the immediately
























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






preceding Business Day. If the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

     The Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against all losses and expenses that the Bank may sustain or incur (x) if the Borrower makes any payment of the principal of any Eurodollar Rate Advance on a day other than the Maturity Date thereof or (y) if the Borrower, for any reason whatsoever, fails to complete a borrowing of any Eurodollar Rate Advance on the date specified therefor after notice thereof has been given and the Bank has determined to make such Eurodollar Rate Advance (including, without limitation, in each case, any interest payable by the Bank to lenders of funds obtained by the Bank in order to make or maintain such Eurodollar Rate Advance).

     In the event that any applicable law, treaty or governmental regulation (whether now or hereafter in effect), or any change therein or in the interpretation or application thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) form any central bank or other financial, monetary or other authority, shall (I) subject the Bank to any tax of any kind whatsoever with respect to this note or any Eurodollar Rate Advance or change the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable under this note (except for changes in the rate of tax on the overall net income of the Bank by the jurisdiction in which the Bank maintains its principal office), (II) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Bank, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System, or (III) impose on the Bank or the London interbank Eurodollar market any other condition with respect to this note or any Eurodollar Rate Advance, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Eurodollar Rate Advance by an amount that the Bank deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any Eurodollar Rate Advance by an amount that the Bank deems to be material, then, in any such case, the Borrower shall promptly pay to the Bank, upon its demand, such additional amount as will compensate the Bank for such additional cost or such reduction, as the case may be; provided, however, that the foregoing shall
                                    --------  -------
not apply to increased costs which are reflected in a Eurodollar Rate.

     Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive of any government or any agency, instrumentality or authority thereof, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Bank (or the office or branch where the Bank makes or maintains any Eurodollar Rate Advance) to maintain any

Eurodollar Rate Advance, the Borrower shall, if any Eurodollar Rate Advance is then outstanding, promptly upon request from the Bank, either prepay such Eurodollar Rate Advance, together with accrued interest on the amount prepaid to the date of prepayment, or, at the Borrower's option, convert such Eurodollar Rate Advance into an Alternate Base Rate Advance. If any such prepayment or conversion of any Eurodollar Rate Advance is made on a day that is not the Maturity Date thereof, the Borrower shall also pay to the Bank, upon the Bank's request, such amount or amounts as may be necessary to compensate the Bank for any loss or expense sustained or incurred by the Bank in respect of such Eurodollar Rate Advance as a result of such prepayment or conversion, including (without limitation) any interest or other amounts payable by the Bank to lenders of funds obtained by the Bank in order to make or maintain such Eurodollar Rate Advance.

     A certificate of the Bank setting forth such amount or amounts as shall be necessary to compensate the Bank as specified in the immediately preceding three paragraphs, submitted by the Bank to the Borrower, shall be conclusive absent manifest error, and the obligations of the Borrower under the immediately preceding three paragraphs shall survive payment of this note and all Advances.

     If the Bank shall make a new Advance on a day on which the Borrower is to repay an Advance, the Bank shall apply the proceeds of the new Advance to make such repayment and only the amount by which the amount being advanced exceeds the amount being repaid shall be made available to the Borrower in accordance with the terms of this note.

     The Borrower hereby authorizes the Bank to accept telephonic instructions from a duly authorized representative of the Borrower to make an Advance or receive a payment hereof, and to endorse on the schedule attached hereto the amount of all Advances and all principal payments hereof received by the Bank, the interest rate applicable to each Advance and the Maturity Date of each Eurodollar Rate Advance and each Note Rate Advance.

     The Bank is hereby authorized to charge the Borrower's deposit account maintained at the Bank for each principal prepayment hereof on the date made, and for each principal payment and for each interest payment due hereunder on the due date thereof. The Bank shall credit the Borrower's deposit account maintained at the Bank in the amount of each Advance on the date of such Advance, which credit shall be confirmed to the Borrower by standard advice of credit. The Borrower agrees that the actual crediting of the amount of any Advance to the Borrower's deposit account shall constitute conclusive evidence that such Advance was made, and neither the failure of the Bank to endorse on the schedule attached hereto the amount of any Advance, the interest rate applicable to any Advance or the Maturity Date of any Eurodollar Rate Advance or any Note Rate Advance, nor the failure of the Bank to forward an


























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






advice of credit to the Borrower, shall affect the Borrower's obligations hereunder.

     All payment hereof shall be made in lawful money of the United States of America and in immediately available funds.

     All Advances, together with all accrued interest thereon, shall become immediately and automatically due and payable, without demand, presentment, protest or notice of any kind, upon the insolvency, general assignment, receivership, bankruptcy or dissolution of the Borrower. The Borrower does hereby forever waive presentment, demand, protest, notice of protest and notice of nonpayment or dishonor of this note.

     The Borrower hereby agrees to pay all costs and expenses incurred by the Bank incidental to or in any way relating to the Bank's enforcement of the obligations of the Borrower hereunder or the protection of the Bank's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses incurred by the Bank.

     No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

     Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Bank from time to time.

     Every provision of this note is intended to be severable; if any term or provision of this note shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     This note is an amendment and restatement of the Borrower's promissory note dated June 14, 1994, payable to the order of the Bank in the original principal
      -------
amount of $5,000,000 (the "Existing Note") and is not being given by the Borrower nor accepted by the Bank in payment of the Existing Note. All advances outstanding under the Existing Note (the "Existing Advances") together with interest accrued thereon, shall on the date hereof be deemed to be outstanding under this note; provided that interest on Existing Advances shall continue to accrue at the rate provided in the Existing Note until the maturity date of each Existing Advance.

*Wherever in this Note reference is made to payable "on or upon demand", it shall be changed to read "as long as Computer Horizons

























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






Corp. is not in default, there must be a minimum of two weeks written notice".

     THE BORROWER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, BASED UPON, OR IN ANY WAY CONNECTED TO, THIS NOTE.

     THE PROVISIONS OF THIS NOTE SHALL BE CONSTRUED AND INTERPRETED AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.


                                             COMPUTER HORIZONS CORP.



                                             By:
                                                  -------------------------

                                                  Title:
                                                          -----------------






















































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






                                                   Schedule to


                                    Promissory Note - COMPUTER HORIZONS CORP.



    Date of      Amount      Type of       Maturity        Interest     Amount of       Aggregate
    Advance        of        Advance*       Date of         Rate***      Payment         Unpaid
    -------      Advance     -------             --         ----         -------        Principal
                 -------                   Advance**                                    ---------
                                           -------                                       Amount
                                                                                         ------

















































   --------------------
   * Insert "Alternate Base Rate" (or "ABR") "Eurodollar Rate", "Note Rate" or Daily Rate" as applicable.

   **   Only applicable for Eurodollar Rate Advances and Note Rate Advances.

   *** For Alternate Base Rate Advances, insert "ABR". For Eurodollar Rate Advances, Note Rate Advances and Daily Rate Advances, insert the actual interest rate.

                                         8